EXHIBIT 99.1

MRV Announces Preliminary Settlement of Stock Option Derivative Litigation

CHATSWORTH, Calif., Jan. 16, 2013 — MRV Communications, Inc. (OTCQB: MRVC) (“MRV” or the “Company”), a leading provider of optical communications network infrastructure equipment and integration and managed services, today announced that it has signed a memorandum of understanding (“MOU”) with plaintiffs and all defendants in the derivative class action lawsuits that were filed in 2008 related to the Company’s past stock option granting practices. The MOU sets forth the agreement in principal among the parties including terms upon which a Stipulation of Settlement would be filed with the federal court in which the case has been pending within the next month to dismiss with prejudice the litigation and release all claims between the plaintiffs, MRV, and the individual defendants named in the litigation. The proposed settlement is preliminary and is subject to agreement in good faith upon a Stipulation of Settlement setting forth the terms described in the MOU. The settlement must then be approved by the federal court in which the federal derivative lawsuit is pending.

The MOU states that the Stipulation of Settlement will include, among other things, (a) a release of all claims relating to the derivative actions for the Company, the individual defendants, who are all former officers and directors of the Company, and the plaintiffs; (b) $2.5 million in cash to be paid to the Company by the Company’s insurance carriers; (c) a requirement that the Company pay to plaintiffs’ counsel $500,000 in cash and 250,000 warrants to purchase the Company’s Common Stock; (d) the Company continues to pay applicable reasonable attorney’s fees for the individual defendants; (e) the Company cancel certain outstanding options held by the individual defendants; and (f) a requirement that the Company take certain corporate governance reform actions (many of which have already been taken by the Company) including implementing a clawback policy and undertaking reasonable efforts to seek re-listing of the Company’s Common Stock on NASDAQ.

“We are pleased to have reached an agreement to settle this long-standing litigation and will be seeking prompt court approval to bring it to final conclusion,” said Kenneth Traub, Chairman of MRV’s Board of Directors. “MRV is now a stronger, more disciplined and focused Company that is well positioned to capitalize on the growing need for optical networking equipment and services.”

For further information regarding the memorandum and settlement terms, please refer to our Form 8-K to be filed with the Securities and Exchange Commission. The information contained in this news release does not constitute an offer of any securities for sale.

About MRV Communications, Inc.

MRV Communications, Inc. is a leading global provider of carrier Ethernet, wavelength division multiplexing optical transport, infrastructure management equipment and solutions, as well as network integration and managed services. MRV’s solutions enable the delivery and provisioning of next-generation optical transport and carrier Ethernet services over any fiber infrastructure. MRV provides equipment and services worldwide to telecommunications service providers, enterprises and governments, enabling network evolution and increasing efficiency, while reducing complexity and costs. Through its subsidiaries, MRV operates development centers in North America and Europe, along with support centers and sales offices around the world. For more information about MRV, visit http://www.mrv.com.

Forward Looking Statements

This press release may contain statements regarding future financial and operating results of MRV, management’s assessment of business trends, and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to management’s assumptions. Statements in this press release regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “could,” “forecasts,” “projects,” variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management’s long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV’s businesses, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2011, and its quarterly report on Form 10-Q for the quarter ended September 30, 2012, copies of which may be obtained by contacting MRV’s investor relations department or by visiting MRV’s website at http://www.mrv.com or the SEC’s EDGAR website at http://www.sec.gov.

All information in this release is as of January 16, 2013 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Contact:

Investor Relations:
MRV Communications, Inc.
(818) 886-MRVC (6782)
ir@mrv.com

or

Media Relations:
MRV Communications, Inc.
pr@mrv.com